Exhibit 99.23

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

Carifa and Laughlin Resign–

Alliance Capital Cooperating with Government Investigations and

Continuing its Own Investigation into Market Timing-

Alliance Capital appoints Lieberman, Mayer, Steyn to Key Positions

New York, NY, November 10, 2003 — Alliance Capital Management L.P. and Alliance Capital Management Holding L.P. (NYSE:AC) announced today that John D. Carifa has resigned his positions as President, Chief Operating Officer and Director of Alliance Capital and as Chairman of the Board of its mutual funds.  In addition, Michael J. Laughlin has resigned as Chairman of Alliance Capital’s mutual fund distribution unit.

“Despite their considerable contributions to the firm over many years, the special committee of independent directors, the Board of Directors and I, acting in concert, requested their resignations because they had both senior and direct responsibility over the firm’s mutual fund unit which, as previously reported, allowed inappropriate market timing transactions, some of which had an adverse impact on mutual fund shareholders,” Lewis A. Sanders, Alliance Capital’s Chief Executive Officer, said.

“Our supervisors’ utmost obligation to protect the best interests of our clients cannot be compromised at any level of the firm or for any reason,”  Mr. Sanders added.

“A strong compliance culture ensures this result and to that end the special committee of independent directors will, under an explicitly expanded mandate, oversee and direct a thorough review of the firm’s compliance procedures and controls as well as its governance structure,” Mr. Sanders said.

Alliance Capital will continue to provide full cooperation to the authorities to remedy the serious issues associated with market timing in mutual funds. The firm’s own investigation in this matter, under the direction and oversight of the special committee of independent directors, is ongoing and Alliance Capital will take additional actions as warranted.  There is a high likelihood that Alliance Capital will face sanctions and penalties as the firm works to bring this matter to a close.  Importantly, Alliance Capital is committed to full restitution to investors of the adverse effects that market timing had on the firm’s mutual funds and the special committee of independent directors will oversee this effort as well.

Alliance Capital also announced today that it has made three key management appointments:

•                       Gerald M. Lieberman will become a director of Alliance Capital and the firm’s Chief Operating Officer. Reporting to Mr. Lieberman will be finance, technology, human resources, facilities, and operations units including those supporting mutual funds. Lieberman joined Bernstein in 1999 prior to its combination with Alliance as its Chief Financial and Administrative Officer, having served in a similar capacity at Fidelity Investments.  Prior to Fidelity, he was at Citicorp, serving in a number of roles, including head of its Latin American investment banking operations, and head of its global human resources function. Lieberman will report to Lewis Sanders.

•                       Marc O. Mayer, currently head of the firm’s Institutional Investment Management Sales and Marketing unit, will assume the leadership of Alliance Capital’s mutual fund business, reporting to Lewis Sanders.  Mayer’s career includes extensive experience on both the product and marketing sides of the industry. He joined Bernstein in 1989 as a research analyst in pharmaceuticals, coming from Bristol Myers Squibb.  Mr. Mayer became research director in 1992, head of the firm’s sell side research business in 1998 and the head of the firm’s Institutional Investment Management Sales and Marketing unit in 2001 just subsequent to the combination of Alliance and Bernstein.  That unit’s strong management team enables Mayer to begin on a new path, while passing on his current responsibilities to capable colleagues.

•                       David A. Steyn has been appointed head of Alliance Capital’s Institutional Investment Management Sales and Marketing unit. Mr. Steyn joined the firm in 1999 as the co-head of Bernstein’s London office.  Since the combination of Alliance and Bernstein, he has headed Alliance Capital’s UK, European and Middle Eastern institutional sales and client service team supporting all of the firm’s services.  Steyn’s background also includes extensive experience on both the product and marketing sides of the industry.  He spent his formative years as a fixed income portfolio manager at Montague and Lazard Asset Management, ultimately running the bond teams at both firms.  For the ten years prior to joining our firm, he ran a quantitative equity boutique.

“We are fortunate to have the management depth to effect these changes and look forward to a smooth transition in leadership. Our mutual fund shareholders should rest assured that the resignations announced today do not affect the depth and quality of the research and portfolio management skills being applied to their portfolios, the oversight for which is unaffected by these changes and remains in able hands,” Mr. Sanders stressed.

“A strong management team is vital to meet the considerable challenges the firm faces in its mutual fund business. The process underway is intended not only to enable us to resolve this issue but also to move beyond and fundamentally redefine our position in the mutual fund business. Our goal is to work in concert with the authorities and others in the industry to bring about needed reforms about which we have many ideas. With this effort we have one clear objective: to restore the trust in our firm that has been damaged by these unfortunate developments,”  Mr. Sanders stressed.

“Enduring trust is earned only by consistent behavior over time, behavior that at every turn makes it clear that client interests come first and that all clients are treated fairly and equitably without exception. We must live up to this standard at Alliance Capital,” Mr. Sanders concluded.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At September 30, 2003, Alliance Holding owned approximately 30.9% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 55.1% of the outstanding Alliance Capital Units at September 30, 2003 (including those held indirectly through its ownership of 1.9% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.6% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

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